Exhibit 99.1

Phillips Edison & Company Executes One-For-Three Reverse Stock Split

Also reclassifies common stock into Class B common stock

CINCINNATI – July 2, 2021 - Phillips Edison & Company, Inc. (“PECO”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers, today executed a one-for-three reverse stock split of each issued and outstanding share of PECO’s common stock, $0.01 par value (the “Common Stock”), and a reclassification transaction in which each issued and outstanding share of Common Stock (following the reverse stock split) changed into a share of PECO’s newly created Class B common stock, $0.01 par value (the “Class B Common Stock”).
PECO’s stockholders previously approved the reclassification transaction on June 18, 2021, and PECO’s board of directors (the “Board”) approved the reverse stock split on June 14, 2021. As a result of the reverse stock split and reclassification transaction, PECO’s stockholders received one share of post-split Class B Common Stock for every three shares of pre-split Common Stock they held.
The Class B Common Stock is identical to the Common Stock, including with respect to voting rights and distributions rights (i.e., monthly distributions), except that upon the six-month anniversary of the potential listing of PECO’s Common Stock on a national securities exchange, or such earlier date or dates as approved by the Board (subject to certain limitations), each share of the Class B Common Stock will automatically convert into one share of listed Common Stock.
Although the reverse stock split reduced PECO’s total shares of Common Stock outstanding, it had no economic impact to PECO’s stockholders, as all were impacted equally and proportionally. PECO’s business remains unchanged following its reverse stock split and the reclassification transaction.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 300 shopping centers, including 278 wholly-owned centers comprising approximately 31.3 million square feet across 31 states (as of March 31, 2021). The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.
PECO uses, and intends to continue to use, its Investors website, which can be found at www.phillipsedison.com/investors, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (the “Company”), including statements relating to the Company’s expectations regarding its reverse stock split and reclassification transaction, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv)

changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (ix) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including its potential or expected impact on the Company’s tenants, the Company’s business and the Company’s view on forward trends; and (x) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.
See Part I, Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K, filed with the SEC on March 12, 2021, and any subsequent filings, for a discussion of some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause actual results to differ materially from those presented in the Company’s forward-looking statements. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.

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